                                  EXHIBIT 24.1
                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Jeff L. Hull, the true and lawful attorney-in-fact, with full power of substitution and resubstitution, to sign on behalf of Atrium Companies, Inc., a Delaware corporation (the "Company"), and on behalf of the undersigned in my capacity as an officer and/or a director of the Company, the Company's Annual Report on Form 10-K for the year ended December 31, 1998, and to sign any or all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, granting unto said attorney-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned may or could in person, hereby ratifying and confirming all that said attorney-in-fact or substitute, may lawfully do or cause to be done by virtue hereof.

    IN WITNESS WHEREOF, I have executed this Power of Attorney effective as of April 15, 1999.

          SIGNATURE                      CAPACITY                  DATE
------------------------------  --------------------------  -------------------

                                Executive Vice President,
                                  Chief Financial Officer,
       /s/ JEFF L. HULL           Secretary, Treasurer and
------------------------------    Director (co-Principal      April 15, 1999
         Jeff L. Hull             Executive Officer and
                                  Principal Financial
                                  Officer)

       /s/ R.L. GILMER
------------------------------  Director (co-Principal        April 15, 1999
         R.L. Gilmer              Executive Officer)

       /s/ ERIC W. LONG         Corporate Controller
------------------------------    (Principal Acounting        April 15, 1999
         Eric W. Long             Officer)

     /s/ DANIEL T. MORLEY
------------------------------  Director                      April 15, 1999
       Daniel T Morley

     /s/ ROGER G. KNIGHT
------------------------------  Director                      April 15, 1999
       Roger G. Knight

     /s/ SAM A. WING, JR.
------------------------------  Director                      April 15, 1999
       Sam A. Wing, Jr.

     /s/ JAMES G. TURNER
------------------------------  Director                      April 15, 1999
       James G. Turner

          SIGNATURE                      CAPACITY                  DATE
------------------------------  --------------------------  -------------------


       /s/ NIMROD NATAN
------------------------------  Director                      April 15, 1999
         Nimrod Natan

      /s/ JOHN DETERDING
------------------------------  Director                      April 15, 1999
        John Deterding

    /s/ ANDREAS HILDEBRAND
------------------------------  Director                      April 15, 1999
      Andreas Hildebrand